Investor HighlightsSEPTEMBER 2016

2 LEGAL DISCLOSURES Forward-Looking Statements Various statements contained in this presentation, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of our strategies, plans or intentions. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. We have based these forward-looking statements on our current expectations and assumptions about future events. These assumptions include, among others, our projections and expectations regarding: market trends in the single-family home rental industry and in the local markets where we operate, our ability to institutionalize a historically fragmented business model, our business strengths, our ideal tenant profile, the quality and location of our properties in attractive neighborhoods, the scale advantage of our national platform and the superiority of our operational infrastructure, the effectiveness of our investment philosophy and diversified acquisition strategy, our ability to create a cash flow opportunity with attractive current yields and upside from increasing rents and cost efficiencies and our understanding of our competition and general economic, demographic and real estate conditions that may impact our business. While we consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. We undertake no obligation to update any forward-looking statements to conform to actual results or changes in our expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report for the year ended December 31, 2015 and the Company’s subsequent filings with the Securities and Exchange Commission. Non-GAAP Financial Measures This presentation includes certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP) because we believe they help investors understand our performance. A reconciliation of those non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the Appendix of this presentation. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by U.S. GAAP and may not be comparable to the calculation of similar measures of other companies.

3 Large, Diversified Portfolio (1) • 48,038 high-quality, well-located single-family properties in 22 states / 42 markets • Average age of properties of 13 years • Total leased percentage of 96.3% Strong Balance Sheet • Conservative approach to leverage • Net debt / TEV: 27.5% (2); Net debt / LQA Adjusted EBITDA: 6.2x (2)(3) • $786.3 million of liquidity (4) Enhanced Access to Capital • Completed $498.8 million in perpetual preferred stock offerings in Q2 2016 • Obtained a new $1 billion credit agreement, comprised of a $650 million revolver and $350 million term loan, in August 2016 demonstrating the evolution of the Company's capital structure • Successfully executed secondary common share offering of $924 million for Alaska Permanent Fund • Ongoing focus on optimizing capital stack to reduce risk and the cost of capital Superior Operational Infrastructure • Well-developed, scalable national operating platform with local market expertise • Robust technology utilization – best-in-class call center and website Strong Alignment of Interest • Hughes family and senior management team own approximately $1.8 billion of common equity (5) Internal Corporate and Property Management • Aligned incentives and increased efficiency • Fully internalized asset and property management Experienced Management Team • Management team with a track record of successfully building and operating businesses in public markets AMERICAN HOMES 4 RENT HIGHLIGHTS (1) As of June 30, 2016. Percentage leased and average age exclude 1,582 held for sale single -family properties. (2) Pro forma for (i) the repayment of the retired credit facility in July 2016 with the net proceeds from the June 2016 Series E perpetual preferred shares, and (ii) borrowings under the new revolving credit facility for the repayment in full of a $342.1mm securitization loan on its maturity date of September 9, 2016. (3) Adjusted EBITDA is a supplemental non-GAAP financial measure. Refer to “Defined terms and Non-GAAP Reconciliations” in the Appendix. Well-positioned to consolidate an attractive, fragmented business (4) Liquidity represents the sum of the cash on the pro forma balance sheet ($61 million) and the undrawn availability under the new credit agreement ($725 million), with which the Company must remain in compliance to borrow under. (5) Based on closing stock price of $22.68 on September 6, 2016. Common equity includes common shares and operating partnership units that are convertible into common shares.

4 AMH BUSINESS STRENGTHS Tenant Driven Business • AMH targets properties that fit an ideal tenant profile: • Traditional middle class neighborhoods in growing markets • Minimum 3 bedrooms, 2 bathrooms, two car garage • Newer properties in attractive neighborhoods Significant Scale Advantage • Well developed national operating platform provides for enhanced acquisition execution, lower renovation costs, operating efficiencies and increased brand awareness • Internalized management coupled with significant investment in technology further drives scale advantages “Cottage” Industry • Historical “mom & pop” landlord model • Current rent per square foot significantly below multi-family comparables • Potential opportunity to drive rents given quality and institutional approach • Ability and expertise to streamline and control all aspects of the business model Favorable Asset Dynamics • Efficient, disciplined and analytical buying strategy has allowed AMH to acquire a diversified portfolio of high quality homes • Ability to optimize cash flows as AMH institutionalizes asset class Strong Industry Trends • Largest real estate asset class with strong historical demand for rentals • Affordability and view of home ownership have changed coming out of downturn • Significant cash flow opportunity with attractive current yields and upside from increasing rents and cost efficiencies

5 Owner Occupied 64% / 74.5M units Apartments & Other Rentals 23% / 26.5M units TOTAL HOUSING STOCK (2) SUBSTANTIAL GROWTH IN RENTER HOUSEHOLD DEMAND (2)HOUSEHOLD FORMATIONS OUTPACE HOUSING SUPPLY (1) 34% 58% 69% 75% 78% 30% 40% 50% 60% 70% 80% 90% 2000 2002 2004 2006 2008 2010 2012 2014 2016 Under 35 35 - 44 45 - 54 55 - 64 65+ 0.0 0.5 1.0 1.5 2.0 1980 1985 1990 1995 2000 2005 2010 2015 Multi Family Starts Single Family Starts Long Term Average Household Formation Rate (In m ill io ns ) Single-Family Rentals 14% / 16.0M units (1) Federal Reserve Bank of St. Louis Economic Data and U.S. Census Bureau. (2) U.S. Census Bureau 2Q16. R en te r H ou se ho ld s (in m ill io ns ) SINGLE-FAMILY INDUSTRY OVERVIEW HOMEOWNERSHIP DECLINE SUPPORTS RENTAL DEMAND (2) 30.0 32.0 34.0 36.0 38.0 40.0 42.0 44.0 2000 2005 2010 2015 Accelerating demand for single-family rental housing supported by fundamental shifts in demographics and consumer preferences

6 NATIONAL HIGH QUALITY PORTFOLIO IN ATTRACTIVE MARKETS (1) As of June 30, 2016. Percentage leased, average age and average sq. ft. per home exclude 1,582 held for sale single -family properties. (2) Based on number of properties as of June 30, 2016. Dallas-Fort Worth, TX, 9.4% Atlanta, GA, 8.4% Houston, TX, 6.8% Indianapolis, IN, 6.2% Phoenix, AZ, 6.0% Charlotte, NC, 5.9% Nashville, TN, 5.1% Greater Chicago area, IL and IN, 4.5% Cincinnati, OH, 4.2% Raleigh, NC, 3.9% All Other, 39.6% • 48,038 owned homes • 42 markets • 22 states • 96.3% total leased • Average age of 13 years • Average sq. ft. of 1,958 per home PORTFOLIO HIGHLIGHTS (1) PROPERTIES BY MARKET (2)

7 OPPORTUNITIES • Integration of 1Q16 ARPI acquisition is complete • Portfolio essentially stabilized • AMH is the largest owner/operator of single-family rentals TOTAL PORTFOLIO GROWTH & STABILIZATION PORTFOLIO GROWTH • Proven management platform capabilities • Ability to integrate and stabilize portfolios and properties acquired complemented by in-place, scalable G&A platform CASH FLOW GROWTH • Favorable supply and demand dynamic offers ability to achieve rental rate increases while maintaining stable occupancy • Resident approval and collections processes strengthen stability of revenue stream • Increasing in-house maintenance capability reduces maintenance costs • Refining operational processes • Shortens turn times and costs • Reduces capital expenditure levels 50% 60% 70% 80% 90% 100% 20 25 30 35 40 45 50 2013 2014 2015 2Q16 Si ng le -fa m ily P ro pe rt ie s (in t ho us an ds ) Occupancy (right axis) AMH PORTFOLIO (1) (1) Occupancy excludes single-family properties held for sale.

8 PROPERTY LIFE CYCLE • Acquisition channels: - Auction - Broker / MLS - NPL / Other - Bulk / Portfolio acquisition • Diversified footprint - 22 states / 42 markets - Growing demographics • Dedicated team - All acquisitions underwritten / executed by AMH personnel • Comprehensive inspection and renovation process • Utilize 3,000 preferred contractors nationwide • Achieve substantial discounts through scale – bargaining power on nationwide contracts • National service center to handle tenant maintenance needs • Best in class, state of the art call center • Combination of in- person and automated showings • Centralized tenant underwriting ensuring consistent high quality tenant base • Centralized lease writing • Centralized tenant maintenance • Centralized collections and receivable management • Field personnel in all markets to interface with tenants and complete routine inspections • Developing in-house maintenance capabilities Acquisition & Conversion Renovation Leasing Fully internalized leasing and property management platform Property Management

9 LEASE EXECUTION TENANT UNDERWRITING LEASING & MANAGEMENT (1) LEASING CHANNELS Multiple Listing Service Referral • Rental History • Credit History • Background Check • Average Income: $85,000+ • ~5X Income / Rent National Call Center, Las Vegas, NV Designed to minimize potential tenant defaults • 44,729 leased properties as of June 30, 2016 • Total leased percentage of 96.3% as of June 30, 2016 SUCCESSFUL MARKETING AND LEASING PROCESS (1) Excludes 1,582 held for sale single -family properties as of June 30, 2016.

STRONG PROPERTY MANAGEMENT ENSURES TENANT SATISFACTION AND CONTINUING ASSET QUALITY

- Completed property management internalization in Q4 2013
- Centralized management functions provide consistency and efficiency of execution
- In-house maintenance program provides enhanced customer service and efficiencies in portfolio maintenance in markets comprising 90% of homes

MAINTENANCE

- Service center in Las Vegas handles all incoming maintenance calls
    - Tenants can either call the service center, contact the property manager, or make requests online
- AMH personnel troubleshoot, assign and oversee performance of maintenance work utilizing local preferred vendors and in-house maintenance personnel

PROACTIVE MAINTENANCE

- Extensive walkthroughs with tenants prior to occupancy
- HOA requirement is another line of defense to ensure property is being maintained to standards
- Utilize in-house maintenance visits to informally inspect occupied homes

IN-HOUSE MAINTENANCE

- Reduces maintenance costs
- Speeds up turn times
- Provides enhanced customer service

AMERICAN Homes 4 Rent 10

STRONG SAME-HOME OPERATING PERFORMANCE

(Amounts in thousands, except property and per property data)

	2Q15	3Q15	4Q15	1Q16	2Q16
Number of Same-Home properties	25,288	25,288	25,288	25,288	25,288
Rents from single-family properties	$ 100,930	$ 101,790	$ 101,952	$ 104,486	$ 106,057
Fees from single-family properties	1,385	1,433	1,262	1,308	1,356
Bad debt	(1,085)	(1,584)	(561)	(621)	(713)
Core revenues 1	**$ 101,230**	**$ 101,639**	**$ 102,653**	**$ 105,173**	**$ 106,700**
R&M, turnover and in-house maintenance, net	10,095	11,883	8,660	7,925	8,265
Property tax, insurance and HOA fees	21,454	21,758	22,074	22,493	23,230
Property management	8,896	9,079	9,006	9,267	8,804
Core property operating expenses	**$ 40,445**	**$ 42,720**	**$ 39,740**	**$ 39,685**	**$ 40,299**
Core net operating income ("Core NOI") (1) 2	**60,785**	**58,919**	**62,913**	**65,488**	**66,401**
NOI margin	*60.0%*	*58.0%*	*61.3%*	*62.3%*	*62.2%*
Capital expenditures	7,161	5,800	3,867	3,328	4,837
Core NOI after capex 3	**$ 53,624**	**$ 53,119**	**$ 59,046**	**$ 62,160**	**$ 61,564**
YOY growth in quarterly Core NOI after capex (2) 3	**1.1%**	**17.0%**	**14.3%**	**10.0%**	**14.8%**
Average capital expenditures	**$ 283**	**$ 241**	**$ 153**	**$ 132**	**$ 191**
Average R&M, turnover, in-house maintenance and capex per property 4	**$ 682**	**$ 699**	**$ 495**	**$ 445**	**$ 518**

Operating Highlights

1. Increasing revenues driven by strong rental rate increases and higher average occupancy levels
2. Platform maturation and continued expense controls lead to stable, predictable and growing cash flows
3. Outsized Y-o-Y growth in quarterly Core NOI after capex, representing the fourth consecutive quarter of >10% Y-o-Y growth
4. Reduction in expenditures resulting from platform maturation and operating efficiencies

(1) Core NOI is a supplemental non-GAAP financial measure. Refer to "Defined terms and Non-GAAP Reconciliations" in the Appendix.
(2) Year over year percentage growth comparisons based on respective quarterly same -home populations. Accordingly, growth percentages for 2Q15 – 1Q16 are based on a different number of same-home properties than the 25,288 figure as of 2Q16.

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12 2.8% 4.6% 5.2% 5.4% 6.6% 5.4% 0% 2% 4% 6% 8% 10% Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 13,446 17,332 20,963 23,812 25,361 25,288 Number of Same-Home properties: (1) $532 $697 $707 $501 $446 $518 $0 $200 $400 $600 $800 $1,000 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 (16%) (26%)Y-o-Y Same-Home percentage decrease: 94.8% 96.4% 95.2% 95.5% 96.9% 97.0% 0% 25% 50% 75% 100% Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 STABLE AND IMPROVING SAME-HOME OPERATING METRICS SAME-HOME Y-O-Y CORE REVENUE GROWTH SAME-HOME PERCENTAGE LEASED COMBINED MAINTENANCE AND CAPEX PER PROPERTY (2) Y-O-Y SAME-HOME CORE NOI AFTER CAPEX GROWTH Attractive Same-Home Core NOI growth due to strong revenue increases, operational efficiencies, and improving expense controls 4.1% 1.1% 17.0% 14.3% 10.0% 14.8% 0% 5% 10% 15% 20% Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 (1) Number of referenced Same -Home properties is applicable to each respective operating period reflected in other operating metrics on this page. (2) Includes average R&M and turnover costs, net of tenant charge -backs, in-house maintenance and capital expenditures per property.

BALANCE SHEET STRENGTH & FLEXIBILITY

TOTAL ENTERPRISE VALUE

(Figures in millions, except per share amounts)	Actual 6/30/2016	Pro Forma 6/30/2016[1]
Stock Price Per Share as of 9/6/2016	**$22.68**	**$22.68**
Total Shares and Units	293.927	293.927
Equity Market Capitalization	**$6,666**	**$6,666**
Debt		
Asset-backed Securitizations	$2,860	$2,518
Exchangeable Senior Notes	115	115
Secured Note Payable	50	50
Credit Facility (Retired)	142	--
New Revolving Credit Facility[2]	--	275
New Term Loan[2]	--	--
Total Debt [3]	**$3,167**	**$2,958**
Cash & Cash Equivalents	(270)	(61)
Net Debt	**$2,897**	**$2,897**
Preferred (Liquidation Preference)	959	959
Total Enterprise Value ("TEV")	$10,522	$10,522
LEVERAGE		
Net Debt / TEV		27.5%
Net Debt / LQA Adjusted EBITDA[4]		6.2x

BALANCE SHEET PHILOSOPHY

- Maintain balance sheet flexibility and liquidity
- Focus on optimizing the capital stack and reducing the cost of capital
- Expand the sources of capital as the Company and the SFR sector evolves and matures
- Prudent retention of operating cash flow

PRO FORMA DEBT MATURITY SCHEDULE [5]



$786.3
$115.0
$521.6
50.3
471.4
$275.0
$1,025.2
$1,020.9
Liquidity
2016
2017
2018
2019
2020
2021
2022
2023
2024
Thereafter
Liquidity [6]
Note Payable
Exchangeable Senior Notes
New Revolving Credit Facility
Asset-Backed Securitizations

Assumes exercise of all available maturity extensions

(1) Pro forma for (i) the repayment of the retired credit facility in July 2016 with the net proceeds from the June 2016 Series E perpetual preferred shares and (ii) use of cash and borrowings under the new revolving credit facility to repay in full a $342.1mm securitization loan on its maturity date of September 9, 2016.
(2) New $1.0bn credit agreement entered into on August 17, 2016.
(3) Reflects face amount of debt outstanding which excludes unamortized discounts and loan costs.
(4) Adjusted EBITDA is a supplemental non-GAAP financial measure. Refer to "Defined terms and Non-GAAP Reconciliations" in the Appendix.
(5) Reflects maturity of entire principal balance at the fully extended maturity date inclusive of regularly scheduled amortization.
(6) Liquidity represents the sum of the cash on the pro forma balance sheet ($61 million) and the undrawn availability under the new credit agreement ($725 million), with which the Company must remain in compliance to borrow under.

13

14 APPENDIX

TOP 20 MARKETS SUMMARY

Market	Gross Book Value ($mm)	% of Gross Book Value	Number of Single-Family Properties (1)	% of Total Single-Family Properties	Avg. Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Dallas-Fort Worth, TX	$ 699.7	8.8%	4,346	9.4%	$ 161,010	2,120	12.7
Atlanta, GA	633.9	8.0%	3,891	8.4%	162,923	2,108	15.5
Houston, TX	511.4	6.5%	3,155	6.8%	162,097	2,114	10.6
Charlotte, NC	470.3	5.9%	2,734	5.9%	172,017	2,017	13.0
Nashville, TN	461.2	5.8%	2,350	5.1%	196,266	2,084	12.0
Phoenix, AZ	447.9	5.7%	2,783	6.0%	160,942	1,814	13.8
Indianapolis, IN	437.6	5.5%	2,901	6.2%	150,828	1,933	13.7
Greater Chicago area, IL and IN	372.2	4.7%	2,068	4.5%	179,972	1,898	15.0
Cincinnati, OH	335.5	4.2%	1,953	4.2%	171,777	1,846	14.1
Raleigh, NC	321.6	4.1%	1,834	3.9%	175,353	1,844	11.8
Tampa, FL	314.7	4.0%	1,686	3.6%	186,636	1,961	12.8
Orlando, FL	263.4	3.3%	1,558	3.4%	169,082	1,871	15.1
Jacksonville, FL	246.8	3.1%	1,618	3.5%	152,506	1,902	12.4
Salt Lake City, UT	230.5	2.9%	1,048	2.3%	219,984	2,131	15.1
Columbus, OH	224.4	2.8%	1,450	3.1%	154,736	1,828	14.9
Las Vegas, NV	178.2	2.2%	1,023	2.2%	174,241	1,841	13.4
San Antonio, TX	155.0	2.0%	1,003	2.2%	154,492	2,010	13.4
Charleston, SC	123.3	1.6%	692	1.5%	178,189	1,851	10.6
Winston Salem, NC	113.3	1.4%	761	1.6%	148,858	1,729	12.5
Austin, TX	104.9	1.3%	695	1.5%	150,965	1,850	12.1
All Other (2)	1,279.7	16.1%	6,907	14.7%	185,281	1,874	13.3
Total / Average	**$ 7,925.5**	**100.0%**	**46,456**	**100.0%**	**$ 170,603**	**1,958**	**13.3**

(1) Excludes 1,582 held for sale single-family properties as of June 30, 2016.
(2) Represents 22 markets in 16 states.

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16 Highlights(1) DEFINED TERMS AND NON-GAAP RECONCILIATIONS Core Net Operating Income ("Core NOI"), Same-Home Core NOI and Same-Home Core NOI after capital expenditures Core NOI and Same-Home Core NOI are supplemental non-GAAP financial measures that we define as rents and fees from single-family properties, net of bad debt expense, less property operating expenses for single-family properties, excluding expenses reimbursed by tenant charge-backs and bad debt expense. A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss. Core NOI and Same-Home Core NOI also excludes (1) noncash fair value adjustments associated with remeasuring our Series E convertible units liability and preferred shares derivative liability to fair value, (2) noncash gain or loss on conversion of convertible units, (3) depreciation and amortization, (4) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (5) noncash share-based compensation expense, (6) interest expense, (7) general and administrative expense, (8) other expenses and (9) other revenues. We further adjust Same-Home Core NOI by subtracting capital expenditures to calculate Same-Home Core NOI after capital expenditures, which we believe is a meaningful supplemental non-GAAP financial measure because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed. We consider Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures to be meaningful financial measures because we believe they are helpful to investors in understanding the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures should be considered only as supplements to net income (loss) as a measure of our performance. Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures also should not be used as substitutes for net income (loss) or net cash flows from operating activities (as computed in accordance with GAAP).

DEFINED TERMS AND NON-GAAP RECONCILIATIONS

The following is a reconciliation of net loss attributable to common shareholders, determined in accordance with GAAP, to Core NOI, Same-Home Core NOI and Same-Home Core NOI after capital expenditures for the trailing five quarters (amounts in thousands):

	For the Three Months Ended				
	Jun 30, 2015	Sep 30, 2015	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016
Net loss attributable to common shareholders	$ (17,697)	$ (28,616)	$ (20,474)	$ (4,377)	$ (10,404)
Dividends on preferred shares	5,569	5,569	5,569	5,569	7,412
Noncontrolling interest	3,730	3,109	3,558	3,836	(761)
Net (loss) income	(8,398)	(19,938)	(11,347)	5,028	(3,753)
Remeasurement of preferred shares	(580)	3,000	2,530	300	150
Remeasurement of Series E units	(2,143)	525	1,356	-	-
Gain on conversion of Series E units	-	-	-	(11,463)	-
Depreciation and amortization	59,221	67,800	62,163	69,517	79,604
Acquisition fees and costs expensed	4,236	4,153	5,280	5,653	3,489
Noncash share-based compensation expense	734	913	782	870	983
Interest expense	22,003	23,866	27,874	30,977	35,481
General and administrative expense	6,276	6,090	6,409	8,057	7,346
Property operating expenses for vacant single-family properties (1)	3,616	1,370	984	-	-
Other expenses	840	1,152	1,084	1,253	2,087
Other revenues	(1,644)	(1,771)	(1,885)	(3,985)	(4,504)
Tenant charge-backs	11,962	19,881	16,331	21,016	20,253
Expenses reimbursed by tenant charge-backs	(11,962)	(19,881)	(16,331)	(21,016)	(20,253)
Bad debt expense excluded from operating expenses	1,514	2,220	972	1,069	1,414
Bad debt expense included in revenues	(1,514)	(2,220)	(972)	(1,069)	(1,414)
Core net operating income	**84,161**	**87,160**	**95,230**	**106,207**	**120,883**
Less: Non-Same-Home core net operating income	23,376	28,241	32,317	40,720	54,482
Same-Home core net operating income	**60,785**	**58,919**	**62,913**	**65,487**	**66,401**
Same-Home capital expenditures	7,161	5,800	3,867	3,328	4,837
Same-Home core net operating income after capital expenditures	**$ 53,624**	**$ 53,119**	**$ 59,046**	**$ 62,160**	**$ 61,564**

(1) Beginning January 1, 2016, property operating expenses for vacant single -family properties has been included in property operating expenses in the consolidated statements of operations.

AMERICAN Homes 4 Rent 17

18 DEFINED TERMS AND NON-GAAP RECONCILIATIONS EBITDA and Adjusted EBITDA EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. Adjusted EBITDA is a supplemental non-GAAP financial measure calculated by adjusting EBITDA for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense, (3) gain or loss on conversion of convertible units and (4) noncash fair value adjustments associated with remeasuring our Series E convertible units liability and preferred shares derivative liability to fair value. We consider Adjusted EBITDA to be a meaningful financial measure of operating performance because it excludes the impact of various income and expense items that are not indicative of operating performance. The following is a reconciliation of net loss attributable to common shareholders, determined in accordance with GAAP, to EBITDA and Adjusted EBITDA for the three months ended June 30, 2016 (amounts in thousands): For the Three Months Ended June 30, 2016 Net loss attributable to common shareholders (10,404)$ Dividends on preferred shares 7,412 Noncontroll ing interest (761) Net loss (3,753) Interest expense 35,481 Depreciation and amortization 79,604 EBITDA 111,332 Noncash share-based compensation expense 983 Acquisition fees and costs expensed 3,489 Gain on conversion of Series E units - Remeasurement of Series E units - Remeasurement of preferred shares 150 Adjusted EBITDA 115,954$